UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): 1/2/2008
CLEAR CHANNEL COMMUNICATIONS, INC
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-09645

TX	74-1787539
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
200 E. Basse Rd.
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report
Item 1.01 ENTRY INTO MATERIAL AGREEMENTS
     On January 2, 2008 Clear Channel Communications, Inc. (“Clear Channel”) entered into the Twenty-Second Supplemental Indenture, dated as of January 2, 2008 (the “CCU Supplemental Indenture”), to the indenture dated as of October 1, 1997 (the “CCU Indenture”). On January 2, 2008, Clear Channel’s wholly-owned subsidiary, AMFM Operating Inc. (“AMFM”), entered into the Fourth Supplemental Indenture (the “AMFM Supplemental Indenture” and, collectively with the CCU Supplemental Indenture, the “Supplemental Indentures”) dated as of January 2, 2008 to the indenture dated as of November 17, 1998 (the “AMFM Indenture”). The CCU Supplemental Indenture was entered into in connection with Clear Channel’s previously announced cash tender offer and consent solicitation for its 7.65% senior notes due 2010 (CUSIP No. 184502AK8) (the “CCU Notes”), and the AMFM Supplemental Indenture was entered into in connection with AMFM’s previously announced cash tender offer and consent solicitation for its 8% Senior Notes due 2008 (CUSIP No. 158916AL0) (the “AMFM Notes” and, collectively with the CCU Notes, the “Notes”).
     The CCU Supplemental Indenture eliminates substantially all of the restrictive covenants and the covenants regarding mergers and consolidations contained in the CCU Notes and in the CCU Indenture applicable to the CCU Notes, eliminates certain events of default, and modifies or eliminates certain other provisions, including certain provisions relating to defeasance, contained in the CCU Notes and in the CCU Indenture applicable to the CCU Notes. The AMFM Supplemental Indenture eliminates substantially all of the restrictive covenants and the covenants regarding mergers and consolidations contained in the AMFM Notes and in the AMFM Indenture, eliminates certain events of default, and modifies or eliminates certain other provisions, including certain provisions relating to defeasance and providing for guarantees, contained in the AMFM Notes and in the AMFM Indenture. Each supplemental indenture will become operative upon acceptance and payment of the tendered notes by Clear Channel or AMFM, as applicable.
     The Clear Channel tender offer and consent solicitation is being made pursuant to the terms and conditions set forth in the Clear Channel Offer to Purchase and Consent Solicitation Statement for the CCU Notes dated December 17, 2007, and the related Letter of Transmittal and Consent. The AMFM tender offer and consent solicitation is being made pursuant to the terms and conditions set forth in the AMFM Offer to Purchase and Consent Solicitation Statement for the AMFM Notes dated December 17, 2007, and the related Letter of Transmittal and Consent. Further details about the terms and conditions of the tender offers and consent solicitations are set forth therein.
     The foregoing summary is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated by reference herein.

Item 3.03 — MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
     See the description under Item 1.01, which is incorporated by reference herein.
Item 8.01. OTHER EVENTS
     In the press release dated January 2, 2008, Clear Channel announced that it has received the requisite consents to enter into the CCU Supplemental Indenture, and AMFM has received the requisite consents to enter into the AMFM Supplemental Indenture. Clear Channel also announced that it is extending the consent payment deadline associated with the tender offer and consent solicitation for the CCU Notes until 8:00 a.m. EST on January 16, 2008, and that AMFM is extending the consent payment deadline associated with the tender offer and consent solicitation for the AMFM Notes until 8:00 a.m. EST on January 16, 2008.
     A copy of the Company’s press release issued on January 2, 2008 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
     4.1 Twenty-Second Supplemental Indenture, dated as of January 2, 2008, by and between Clear Channel and The Bank of New York Trust Company, N.A.
     4.2 Fourth Supplemental Indenture, dated as of January 2, 2008, by and among AMFM, The Bank of New York Trust Company, N.A., and the guarantors party thereto.
     99.1 Press Release of Clear Channel Communications, Inc. issued January 2, 2008.
Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: January 3, 2008	By:	/s/ HERBERT W. HILL, JR.
Herbert W. Hill, Jr.
Sr. Vice President/Chief Accounting Officer

INDEX TO EXHIBITS
4.1 Twenty-Second Supplemental Indenture, dated as of January 2, 2008, by and between Clear Channel and The Bank of New York Trust Company, N.A.
4.2 Fourth Supplemental Indenture, dated as of January 2, 2008, by and among AMFM, The Bank of New York Trust Company, N.A., and the guarantors party thereto.
99.1 Press Release of Clear Channel Communications, Inc. issued December 17, 2007.